UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

December 21, 2018

Date of Report (Date of Earliest event reported)

SHARING SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55997	30-0869786
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Coit Road, Suite 100, Plano, Texas 75075

(Address of principal executive offices)

Registrant’s telephone number, including area code:	469-304-9400

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (/Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On December 21, 2018, Sharing Services, Inc. (the “Company”) repurchased 30,000,000 shares of its Class A Common Stock, par value $0.0001, from Foshan City Shunde District Cheering Garden Tools Co., LTD. In connection with the share repurchase, Alchemist Holdings, LLC., D/B/A Alchemist Holdings Group, (“Alchemist”), the Company’s largest stockholder, assisted the Company in negotiating with the selling stockholder and remitted the purchase price on behalf of the Company. Alchemist is controlled by Mr. Robert Oblon, the Chairman of the Company’s Board of Directors. On December 21, 2018, the Company issued a promissory note in favor of Alchemist for $300,000 in connection with the share repurchase. The note is non-interest bearing and is due on demand.

The repurchase of the shares and the purchase price thereof are deemed by the Company’s Board of Directors to be in the best interest of the Company. Subsequent to the share repurchase, the Company retired the repurchased shares. After giving effect to the repurchase and retirement of the shares, there were 87,802,174 shares of the Company’s Class A Common Stock issued and outstanding as of the date of this filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Promissory Note dated December 21, 2018 in the amount of Three Hundred Thousand dollars ($300,000) in favor of Alchemist Holdings, LLC., D/B/A Alchemist Holdings Group *

* Included herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2019	SHARING SERVICES, INC.

	By:	/s/ John Thatch
	Name:	John Thatch
	Title:	President, Chief Executive Officer and Director

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